As filed with the Securities and Exchange Commission on August 10, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BOSTON OMAHA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	27-0788438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1411 Harney Street, Suite 200

Omaha, Nebraska 68102

(857) 256-0079

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alex B. Rozek and Adam K. Peterson

Co-Chief Executive Officers

Boston Omaha Corporation

1411 Harney Street, Suite 200

Omaha, Nebraska 68102

(857) 256-0079

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neil H. Aronson, Esq.

Joseph B. Ramadei, Esq.

Gennari Aronson, LLP

300 First Avenue, Suite 102

Needham, Massachusetts 02494

Phone (781) 719-9900

Fax (781) 719-9853

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement.

If only the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Secondary Offering by Selling Shareholder
Class A common stock, par value $0.001 per share	85,170	$21.18	$1,803,900.60	$224.59
(1)

The amount to be registered consists of 85,170 shares of Class A common stock issued to the Selling Shareholder named herein that may be sold from time to time pursuant to this registration statement by such Selling Shareholder.

(2)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per share and the maximum aggregate offering price are based on the average of the $21.63 (high) and $20.73 (low) sale price of the Registrant's Class A common stock as reported on the NASDAQ on August 8, 2018, which date is within five business days prior to filing this Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 10, 2018

PRELIMINARY PROSPECTUS

85,170 Shares of Class A Common Stock

PROSPECTUS

This prospectus relates to the resale by the selling shareholder identified in the “Selling Shareholder” section of this prospectus, whom we refer to as the “Selling Shareholder,” of up to an aggregate of 85,170 shares of Class A common stock, par value $0.001 per share, which we refer to as our “Class A common stock,” of Boston Omaha Corporation. The shares to be registered by this prospectus were issued to the Selling Shareholder as partial consideration for the purchase by our wholly-owned subsidiary, Link Media Southeast, LLC, of all of the equity interests of Tammy Lynn Outdoor, LLC, which we recently acquired from the Selling Shareholder. We will not receive any of the proceeds from the sale of shares of our Class A common stock by the Selling Shareholder.

We have registered the offer and sale of the shares of Class A common stock to satisfy registration rights we have granted to the Selling Shareholder. The Selling Shareholder will receive all of the proceeds from the sale of the shares of our Class A common stock offered by this prospectus, less any brokerage commissions or other expenses incurred by the Selling Shareholder. The shares which may be resold by the Selling Shareholder constituted approximately 0.4% of our issued and outstanding Class A common stock on July 31, 2018. See “Selling Shareholder” beginning on page 8 in this prospectus for a complete description of the Selling Shareholder.

The shares of Class A common stock to which this prospectus relates may be offered and sold from time to time directly by the Selling Shareholder or through broker-dealers or agents. The shares of Class A common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale, or at negotiated prices. Because all of the shares being offered under this prospectus are being offered by the Selling Shareholder, we cannot currently determine the price or prices at which our shares of Class A common stock may be sold under this prospectus.

This prospectus describes the general terms of our Class A common stock and the general manner in which these securities will be offered. You should read this prospectus together with additional information described under the heading “Where You Can Find More Information” carefully before you invest in our securities.

        Our Class A common stock is listed on The NASDAQ Capital Market, which we refer to as “NASDAQ,” under the symbol “BOMN.” On August 9, 2018, the last reported sales price of the Class A common stock was $22.49 per share.

Neither we nor the Selling Shareholder has authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

 Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in certain of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus, as described under “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2018.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC.”

You should carefully read this prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference,” before investing in our securities.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein, or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Unless otherwise stated, all references in this prospectus to “us,” “our,” “Boston Omaha,” “BOMN,” “we,” the “Company” and similar designations refer, collectively, to Boston Omaha Corporation, a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future operating results and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. Our forward-looking statements are generally accompanied by words such as “may,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “goal,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. Any forward-looking statements contained in this prospectus speak only as of the date on which we make them and are based upon our historical performance and on current plans, estimates and expectations. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	the competitive nature of the industries in which we conduct our business;
●	general business and economic conditions;
●	demand for services in our industries;
●	our ability to acquire suitable businesses;
●	our ability to successfully integrate acquired businesses;
●	our business strategy;
●	pricing pressures and competitive factors;
●	the effect of a loss of, or financial distress of, any reinsurance company which we rely on for our insurance operations;
●	our ability to obtain or renew customer contracts;
●	the market price and availability of materials or equipment;
●	increased costs as the result of being a public company;
●	our relationship with the two holders of our Class B common stock, Magnolia Capital Fund, L.P., which we refer to as “Magnolia,” and Boulderado Partners, LLC, which we refer to as “Boulderado”;
●	the diversion of management’s attention and other disruptions associated with potential future acquisitions;
●	future capital expenditures;

●	our ability to fund our future operations;
●	changes in technology affecting our markets;
●	our analysis of market and economic opportunities in the industries we operate and in which we may make investments;
●	financial strategy, liquidity, capital required for our ongoing operations and acquisitions, and our ability to raise additional capital;
●	ability to obtain permits, approvals and authorizations from governmental and third parties, and the effects of government regulation;
●	dividends;
●	our history of losses and ability to maintain profitability in the future;
●	our investments in other businesses;
●	future operating results; and
●	plans, objectives, expectations and intentions.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

THE COMPANY

We are currently engaged in three areas of business: outdoor billboards, surety insurance and related brokerage activities, and minority investments primarily in real estate services, a bank primarily focused on servicing the automotive loan market, and homebuilding. In our current corporate form, we commenced our current billboard business operations in June 2015, our surety insurance business in April 2016 and have made a series of investments in the real estate management and related services business commencing in September 2015. In December 2016, we completed the acquisition of United Casualty & Surety Insurance Company, which we refer to as “UC&S,” a surety insurance company, which at that time was licensed to conduct business in nine states. We expect to continue to acquire additional billboard assets through acquisitions of existing billboard businesses in the United States and to expand the licensing of the UC&S business beyond the 48 states and the District of Columbia in which it is currently authorized to issue surety insurance. In addition, we have previously made investments in several commercial real estate management services businesses and in late December 2017 we invested $10 million in Dream Finders Holdings LLC, the parent company of Dream Finders Homes, LLC, a national home builder with operations in Florida, Texas, Georgia, Colorado and the greater northern Virginia and Maryland areas. On May 31, 2018, we invested through one of our subsidiaries approximately $19 million through the purchase of common stock of CB&T Holding Corporation, the privately-held parent company of Crescent Bank & Trust, Inc., which we refer to as “Crescent.” Crescent generates the majority of its revenues from indirect auto lending. It also provides retail and business banking services to customers and clients in southeastern Louisiana.

In each of our businesses, we hope to expand our geographic reach and to develop a low cost advantage and/or brand name for our services which we hope will be a differentiating factor for customers. Our insurance market primarily services small contractors, businesses and individuals required to provide surety bonds in connection with their work for government agencies and others, and to meet regulatory licensing and other needs. Our plan is to expand our insurance offerings and underwriting in all 50 states and the District of Columbia. In outdoor billboards, our plan is to continue to grow this business through acquisitions of billboard assets. We also expect to continue to make additional investments in real estate management service businesses as well as in other businesses. In the future, we expect to expand the range of services we provide in the insurance sector, seek to continue to expand our billboard operations and to possibly consider acquisitions of other businesses, as well as investments, in different sectors. Our decision to expand outside of these current business sectors we serve or in which we have made investments will be based on the opportunity to acquire businesses which we believe provide the potential for sustainable earnings at an attractive level relative to capital employed and, with regard to investment, we believe have the potential to provide attractive returns.

We seek to enter markets where we believe demand for our services will grow in the coming years due to certain barriers to entry and/or to anticipated long-term demand for these services. In the outdoor billboard business, government restrictions often limit the number of additional billboards that may be constructed. At the same time, advances in billboard technology provide the opportunity to improve revenues through the use of digital display technologies and other new technologies. In the surety insurance business, new insurance companies must be licensed by state agencies that impose capital, management and other strict requirements on these insurers. These hurdles are at the individual state level, with statutes often providing wide latitude to regulators to impose judgmental requirements upon new entrants. In addition, new distribution channels in certain areas of surety may provide a new opportunity. In the real estate management services market, we believe the continued growth of commercial real estate in many sections of the United States will provide opportunities for management services for the foreseeable future. We also believe our investment in Crescent provides the opportunity for Crescent to significantly grow its business.

Our principal executive offices are located at 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, and our telephone number is (857) 256-0079. Our website address is www.bostonomaha.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

THE OFFERING

Common Stock Offered by the Selling Shareholder	Up to 85,170 shares of our Class A common stock.

Selling Shareholder	W.B. Acken, Jr., the beneficial owner of the shares of Class A common stock registered under this prospectus.

Manner of Offering

The shares of Class A common stock registered under this prospectus may be offered and sold from time to time directly by the Selling Shareholder or through broker-dealers or agents. See “Plan of Distribution” on page 9 of this prospectus.

Use of Proceeds	We will not receive any of the proceeds from a sale of Class A common stock by the Selling Shareholder.

Risk Factors

An investment in our Class A common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page 4 of this prospectus, as well as the other information included in or incorporated by reference in this prospectus.

NASDAQ Capital Market Symbol	Our Class A common stock is listed on The NASDAQ Capital Market under the symbol “BOMN.”

RISK FACTORS

Investing in our securities involves significant risks and uncertainties. You should carefully consider the risks and uncertainties described in the risk factors set forth in our filings with the SEC that are incorporated by reference herein, including the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the SEC, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, before making an investment decision.

Any of the risk factors could materially and negatively affect our businesses, financial condition, results of operations, cash flows, and prospects and the trading price of Class A common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect us in the future. You could lose all or part of your investment in any of our securities.

USE OF PROCEEDS

In the case of a sale by the Selling Shareholder, we will not receive any of the proceeds from such sale.

DESCRIPTION OF CAPITAL STOCK

The following summarizes the material terms of our Class A common stock and our Class B common stock, and related provisions of our certificate of incorporation and our bylaws. This description also summarizes the principal agreements relating to our Class A common stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws and the agreements referred to below, copies of which are filed as exhibits incorporated by reference to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.001 per share, of which 38,838,884 shares have been designated as Class A common stock and the remaining 1,161,116 shares as Class B common stock. In addition, we have authorized 1,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding. As of August 9, 2018, 21,008,024 shares of our Class A common stock were outstanding and 1,055,560 shares of our Class B common stock were outstanding. All of our outstanding Class B common stock is held equally by Boulderado and Magnolia. Alex B. Rozek, one of our Co-Chief Executive Officers, is the manager of the limited liability company which controls the voting of the Class B common stock owned by Boulderado. Our second Co-Chief Executive Officer, Adam K. Peterson, is the manager of the limited liability company which controls the voting of the Class B common stock owned by Magnolia.

Our Class A common stock is identical to the Class B common stock with respect to all rights and privileges, except that (i) the Class B common stock is convertible into shares of Class A common stock at a 1:1 ratio; (ii) each share of Class B common stock is entitled to 10 votes in connection with stockholder votes, while each share of Class A common stock is entitled to one vote; (iii) two directors are elected exclusively by the holders of Class B common stock as a separate class as described below; and (iv) the Class B common stock has certain special voting provisions as described below.

Dividend Rights

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our Class A common stock and Class B common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Each holder of our Class A common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and each holder of our Class B common stock is entitled to 10 votes for each share owned of record on all matters voted upon by stockholders. A majority vote is required for all action to be taken by stockholders, except as otherwise provided for in our certificate of incorporation and bylaws or as required by law, including the election of directors in an election that is determined by our board of directors to be a contested election, which requires a plurality. Our certificate of incorporation provides that either our board of directors or the holders of at least a majority of the total voting power of the outstanding shares of our capital stock are expressly authorized to make, alter or repeal our bylaws.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, the holders of our Class A common stock and Class B common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred stock.

Other Rights

Neither our Class B common stock nor our Class A common stock has any preemptive rights, cumulative voting rights or redemption or sinking fund provisions.

Special Provisions Regarding our Class B Common Stock

The holders of record of the shares of Class B common stock, exclusively and as a separate class, shall be entitled to elect two directors to our board of directors, which number of Class B Directors may be reduced pursuant to the terms and conditions of the Amended and Restated Voting and First Refusal Agreement among the Company, Magnolia and Boulderado. Any Class B Director may be removed without cause by, and only by, the affirmative vote of the holders of eighty percent (80%) of the shares of Class B common stock exclusively and as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders.

At any time when shares of Class B common stock are outstanding, we may not, without the affirmative vote of all of the Class B Directors:

●

Amend, alter or otherwise change the rights, preferences or privileges of the Class B common stock, or amend, alter or repeal any provision of our certificate of incorporation or bylaws in a manner that adversely affects the powers, preferences or rights of the Class B common stock.

●	Liquidate, dissolve or wind-up our business, effect any merger or consolidation or any other deemed liquidation event or consent to any of the foregoing.
●	Create, or authorize the creation of, or issue or issue additional shares of Class B common stock, or increase the authorized number of shares of any additional class or series of capital stock.
●	Increase or decrease the authorized number of directors constituting the board of directors.
●	Hire, terminate, change the compensation of, or amend the employment agreements of, our executive officers.
●	Purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of our capital stock.

●

Create, or authorize the creation of, or issue, or authorize the issuance of any debt security, if our aggregate indebtedness for borrowed money following such action would exceed $10,000, or guarantee, any indebtedness except for our own trade accounts arising in the ordinary course of business.

●	Make, or permit any subsidiary to make, any loan or advance outside of the ordinary course of business to any employee or director.
●

Create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by us or permit any direct or indirect subsidiary to sell, lease, or otherwise dispose of all or substantially all of the assets of any subsidiary.

●	Change our principal business, enter new lines of business, or exit the current line of business.
●	Enter into any agreement involving the payment, contribution, or assignment by us or to us of money or assets greater than $10,000.
●

Enter into or be a party to any transaction outside of the ordinary course of business with any our directors, officers, or employees or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person or entity.

●	Acquire, by merger, stock purchase, asset purchase or otherwise, any material assets or securities of any other corporation, partnership or other entity.

Composition of our Board of Directors

Our Board of Directors currently consists of six members: Co-Chairmen Alex B. Rozek and Adam K. Peterson, along with Bradford B. Briner, Brendan J. Keating, Frank H. Kenan II and Vishnu Srinivasan.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law and of our certificate of incorporation and bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals, other than proposals made by or at the direction of our board of directors. Our bylaws also establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or by a committee appointed by our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Calling Special Stockholder Meetings

Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called only by our board of directors, the Chief Executive Officer, or by Magnolia and Boulderado and their affiliates collectively so long as they hold at least 35% of the votes that are entitled to be cast by holders of our then-outstanding shares of Class A and/or Class B common stock.

Stockholder Action by Written Consent

The Delaware General Corporation Law, which we refer to as the “DGCL,” permits stockholder action by written consent unless otherwise provided by our certificate of incorporation. However, our bylaws provide that we may take action by written consent of stockholders only so long as Magnolia and Boulderado and their affiliates collectively hold at least 50% of the votes that are entitled to be cast by holders of our then-outstanding shares of Class A and/or Class B common stock.

Undesignated Preferred Stock

Our board of directors is authorized to issue, without stockholder approval, preferred stock with such terms as our board of directors may determine. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

Delaware Anti-Takeover Statute

We have elected to be governed by Section 203 of the DGCL, an anti-takeover law, which we refer to as “Section 203.” This law prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

●

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include: any merger or consolidation involving us and the interested stockholder; any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder; in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person. A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. We have opted to be governed by this provision and, accordingly, we will be subject to any anti-takeover effects of Section 203.

Removal of Directors; Vacancies

Our certificate of incorporation provides that, other than the two directors elected by the holders of our Class B common stock, directors may be removed with or without cause upon the affirmative vote of holders of at least a majority of the total voting power of the outstanding shares of the capital stock of the Company entitled to vote in any annual election of directors or class of directors, voting together as a single class. In addition, our certificate of incorporation provides that vacancies, including those resulting from newly created directorships or removal of directors, may only be filled by a majority of the directors then in office or by a sole remaining director. This may deter a stockholder from increasing the size of our board of directors and gaining control of the board of directors by filling the remaining vacancies with its own nominees.

Limitation on Directors’ Liability

Our certificate of incorporation and bylaws will provide for indemnification of our directors to the fullest extent permitted by the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (i) were in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our Company and our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or (d) any action asserting a claim governed by the internal affairs doctrine. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Amended and Restated Voting and First Refusal Agreement

Each of Boulderado and Magnolia agreed as part of the Amended and Restated Voting and First Refusal Agreement to elect as the Class B Directors each of Alex B. Rozek, as a nominee of Boulderado, and Adam K. Peterson, as a nominee of Magnolia. In the event of (a) the death of a Class B Director, (b) the incapacitation of a Class B Director as a result of illness or accident, which makes it reasonably unlikely that the Class B Director will be able to perform his normal duties for the Company for a period of ninety (90) days, or (c) a change of control of Boulderado or Magnolia, then the Class B stockholder which nominated such deceased or incapacitated Class B Director, or the Class B stockholder undergoing such change of control, shall convert all of such Class B common stock into shares of our Class A common stock, in accordance with the procedures set forth in the our certificate of incorporation. The Amended and Restated Voting and First Refusal Agreement also provides each of the Company and the other party to the Voting Agreement with the right of first refusal to purchase the Class B common stock proposed to be sold by the other holder of Class B common stock.

Listing

Our Class A common stock is listed on the NASDAQ Capital Market under the symbol “BOMN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Colonial Stock Transfer Company Inc.

SELLING SHAREHOLDER

The following table sets forth, to the extent known to us, the number of shares of Class A common stock beneficially owned by the Selling Shareholder prior to the offering, the number of shares of Class A common stock offered hereby, and the number of shares and percentage of outstanding Class A common stock to be owned after completion of this offering, assuming all shares offered hereby are sold. The number of shares of Class A common stock outstanding and the percentage of beneficial ownership are based on 21,008,024 shares of our Class A common stock and 1,055,560 shares of our Class B common stock issued and outstanding as of July 31, 2018.

Name of Selling Shareholder	Number of Shares Owned Before Offering	Number of Shares Being Offered	Number of Shares Owned After Offering	Percent of Class A Common Stock Owned After Offering
W. B. Acken, Jr.	85,170	85,170	0	*

* Less than 1%

Other than as a party to the Interest Purchase Agreement and related transaction agreements with our wholly owned subsidiary, the Selling Shareholder has not had any material relationship within the past three years with us or, to our knowledge, our affiliates. To our knowledge, the Selling Shareholder is not a broker-dealer and/or affiliated with a broker-dealer.

In addition to the shares offered hereby, the Selling Shareholder may otherwise beneficially own our shares of Class A common stock as a result of, among others, open market purchases, which information is not obtainable by use without undue effort and expense. The Selling Shareholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time, all or a portion of any such shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. We do not intend to pay cash dividends to holders of our Class A common stock in the foreseeable future.

PLAN OF DISTRIBUTION

The Selling Shareholder may sell or dispose of the securities through any one or more of the following methods from time to time:

•	to or through brokers or dealers;
•	through agents, including transactions in which a broker or dealer as agent solicits purchasers and ordinary brokerage transactions by the broker or dealer as agent;
•	directly to one or more other purchasers in negotiated sales or competitively bid transactions; or
•	through a combination of any of the above methods of sale.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares of Class A common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with the Financial Industry Regulatory Authority, which we refer to as “FINRA,” Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our Class A common stock in the course of hedging the positions they assume with the Selling Shareholder. The Selling Shareholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the shares of Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Class A common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of Class A common stock.

In addition, any shares of Class A common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Shareholder has advised us that there is no coordinating broker acting in connection with the proposed sale of the shares of Class A common stock by the Selling Shareholder.

Agents, dealers and other persons may be entitled under agreements entered into with the Selling Shareholder, if applicable, to indemnification by the Selling Shareholder, if applicable, against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Selling Shareholder in the ordinary course of business.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed upon by Gennari Aronson, LLP, Needham, Massachusetts.

EXPERTS

The consolidated financial statements of Boston Omaha Corporation incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of MaloneBailey, LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.bostonomaha.com. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information included in the registration statement and the amendments, exhibits and schedules thereto, in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are registering hereunder. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” (in each case, other than those documents or the portions of those documents not deemed to be filed), between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 30, 2018;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 14, 2018;

•

Current Report on Form 8-K/A filed on June 4, 2018 and Current Reports on Form 8-K filed on February 26, 2018, February 28, 2018, March 2, 2018, March 6, 2018, May 7, 2018, May 15, 2018, July 3, 2018, July 19, 2018, and August 1, 2018 (other than information furnished and not filed);

•

The description of our Class A common stock and preferred stock contained in our Registration Statement on Form 8-A filed with the SEC on June 13, 2017, including any amendments or reports filed for the purpose of updating such description.

You may request and we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Boston Omaha Corporation

1411 Harney Street, Suite 200

Omaha, Nebraska 68102
Attn: Investor Relations
Phone: (857) 256-0079

The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

BOSTON OMAHA CORPORATION

85,170 Shares of

Class A Common Stock

PROSPECTUS

, 2018

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable in connection with the sale and distribution of the securities being registered. Except as otherwise noted, we will pay all of these amounts. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$224.59
Accounting Fees and Expenses	$1,500.00
Legal Fees and Expenses	$7,500.00

Total	$9,224.59

Item 15.    Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Company’s certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director. Set forth below is Article VIII (A) – (C) of the Company’s certificate of incorporation:

A. Right to Indemnification of Directors and Officers.    The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section C of this Article VIII, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors of the Corporation.

B. Prepayment of Expenses of Directors and Officers.    The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should ultimately be determined that the Indemnified Person is not entitled to be indemnified under this Article VIII or otherwise.

C. Claims by Directors and Officers.    If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

As permitted by the DGCL, the Company’s bylaws provide that: the Company is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions; the Company may indemnify its other employees and agents as set forth in the DGCL; the Company is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and the rights conferred in the bylaws are not exclusive. Set forth below is Article V of the Company’s bylaws:

Section 1. Actions other than by or in the Right of the Corporation.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. Actions by or in the Right of the Corporation.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

Section 3. Success on the Merits.    To the extent that any person described in Section 1 or 2 of this Article V has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4. Specific Authorization.    Any indemnification under Section 1 or 2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by the Board of Directors by a majority vote of Directors who were not parties to such action, suit or proceeding (even though less than a quorum), or (2) if there are no disinterested Directors or if a majority of disinterested Directors so directs, by independent legal counsel (who may be regular legal counsel to the Corporation) in a written opinion, or (3) by the stockholders of the Corporation.

Section 5. Advance Payment.    Expenses incurred in defending a pending or threatened civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification by the Corporation as authorized in this Article V.

Section 6. Non-Exclusivity.    The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article V shall not be deemed exclusive of any other rights to which those provided indemnification or advancement of expenses may be entitled under any ByLaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 7. Insurance.    The Board of Directors may authorize, by a vote of the majority of the full board, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V.

Section 8. Continuation of Indemnification and Advancement of Expenses.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9. Severability.    If any word, clause or provision of this Article V or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

Section 10. Intent of Article.    The intent of this Article V is to provide for indemnification and advancement of expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article V shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

The Company has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Company’s certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Company regarding which indemnification is sought. The indemnification provisions in the Company’s certificate of incorporation, bylaws and the indemnification agreements entered into or to be entered into between the Company and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Company’s directors and executive officers for liabilities arising under the Securities Act. The Company currently carries liability insurance for its directors and officers.

Item 16.    Exhibits.

The exhibits in the following Exhibit Index are included or incorporated by reference in this registration statement on Form S-3 (certain documents have been previously filed with the SEC pursuant to the Exchange Act):

Exhibit Index

Exhibit Number	Exhibit Title

3.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 26, 2017)

3.2

First Amendment to the Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 7, 2018)

3.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-1/A filed with the Commission on June 5, 2017)

4.1

Specimen Stock Certificate evidencing shares of Class A common stock (incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form S-1/A filed with the Commission on November 2, 2012)

4.2

Amended and Restated Voting and First Refusal Agreement dated May 26, 2017 by and among the Company, Magnolia Capital Fund, L.P. and Boulderado Partners, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 26, 2017)

5.1	Opinion of Gennari Aronson, LLP (filed herewith)

23.1	Consent of Gennari Aronson, LLP (included in Exhibit 5.1)

23.2	Consent of MaloneBailey LLP, Independent Registered Public Accounting Firm (filed herewith)

24.1	Powers of Attorney (included on signature page of this Registration Statement)

99.1	Registration Rights Agreement dated July 31, 2018 by and between the Company and W.B. Acken, Jr. (filed herewith)

Item 17.    Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Boston Omaha Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Omaha, Nebraska on August 10, 2018.

BOSTON OMAHA CORPORATION

/s/ Adam K. Peterson
Name: Adam K. Peterson
Title: Co-Chairman of the Board and Co- Chief Executive Officer (Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Alex B. Rozek and Adam K. Peterson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant, Boston Omaha Corporation, in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Alex B. Rozek	Co-Chairman of the Board and Co-	August 10, 2018
Alex B. Rozek	Chief Executive Officer (Principal Executive Officer)

/s/ Adam K. Peterson	Co-Chairman of the Board and Co-	August 10, 2018
Adam K. Peterson	Chief Executive Officer (Principal Executive Officer)

/s/ Joshua P. Weisenburger	Chief Financial Officer and	August 10, 2018
Joshua P. Weisenburger	Secretary (Principal Financial and Accounting Officer)

/s/ Bradford B. Briner	Director	August 10, 2018
Bradford B. Briner

/s/ Brendan J. Keating	Director	August 10, 2018
Brendan J. Keating

/s/ Frank H. Kenan II	Director	August 10, 2018
Frank H. Kenan II

/s/ Vishnu Srinivasan	Director	August 10, 2018
Vishnu Srinivasan